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                                                                     EXHIBIT 4.8


                             SUPPLEMENTAL INDENTURE

         THIS SUPPLEMENTAL INDENTURE dated as of December 10, 1996, is delivered pursuant to Section 10.04 of the Indenture dated as of November 15, 1996 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "Indenture") among LAMAR ADVERTISING COMPANY, a Delaware corporation, certain of its subsidiaries ("Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, as Trustee ("Trustee") (all terms used herein without definition having the meanings ascribed to them in the Indenture).

         The undersigned hereby agrees that:

         1. The undersigned are Guarantors under the Indenture with all of the rights and obligations of a Guarantor thereunder.

         2. The undersigned hereby grant, ratify and confirm the guarantee provided for by Article Ten of the Indenture to guarantee unconditionally, jointly and severally with the other Guarantors, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable.

         3. The undersigned hereby represent and warrant that the representations and warranties set forth in the Indenture, to the extent relating to the undersigned as Guarantors, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the Indenture should be delivered to the undersigned at the address specified in
Section 12.02 of the Indenture.

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



         IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                   Guarantors:

                                   KENTUCKY LOGOS, INC.



                                   By:    /s/ Thomas Everett Stewart, Jr.
                                          --------------------------------------
                                   Name:  Thomas Everett Stewart, Jr.
                                   Title: President




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                                   NEVADA LOGOS, INC.



                                   By:    /s/ Thomas Everett Stewart, Jr.
                                          --------------------------------------
                                   Name:  Thomas Everett Stewart, Jr.
                                   Title: President

                                   CANADIAN TODS LIMITED



                                   By:    /s/ Thomas Everett Stewart, Jr.
                                          --------------------------------------
                                   Name:  Thomas Everett Stewart, Jr.
                                   Title: President

                                   FLORIDA LOGOS, INC.



                                   By:    /s/ Thomas Everett Stewart, Jr.
                                          --------------------------------------
                                   Name:  Thomas Everett Stewart, Jr.
                                   Title: President

Attest:



By:     /s/ Charles W. Lamar, III
    ---------------------------------------
    Charles W. Lamar, III, Secretary

Accepted:

STATE STREET BANK AND TRUST
  COMPANY, as Trustee


By:          /s/ Andrew M. Sinasky
       ------------------------------------
Title:      Assistant Vice President



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                  SCHEDULE OF ADDITIONAL SUBSIDIARY GUARANTORS


                           Guarantor                                               Execution Date
                           ---------                                               --------------

                Lamar Advertising of Penn, Inc.                                        4/01/97

        Lamar Advertising of Huntington-Bridgeport, Inc.                               5/16/97

              Lamar Advertising of Missouri, Inc.                                      6/27/97

              Lamar Advertising of Michigan, Inc.                                      8/15/97

                     Lamar Electrical, Inc.                                            8/28/97

                     TLC Properties, L.L.C.                                           12/15/97

            Lamar Advertising of South Dakota, Inc.                                    1/07/98

            Lamar Advertising of West Virginia, Inc.                                   7/28/98

               Lamar Advertising of Ashland, Inc.                                      8/28/98

                      American Signs, Inc.                                             9/01/98

                      Lamar Robinson, Inc.                                            12/01/98

              Lamar Advertising of Kentucky, Inc.                                      2/01/98

               Lamar Advertising of Roland, Inc.                                       3/01/98

                      Colorado Logos, Inc.                                             5/27/99

                    Lamar Tennessee, L.L.C.                                            6/29/99

                     New Mexico Logos, Inc.                                            7/02/99




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